UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2022

PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

Oregon	000-30269	91-1761992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16760 SW Upper Boones Ferry Rd., Suite 101
Portland, OR 97224
(503) 601-4545
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PXLW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

Pixelworks, Inc. (the "Company") held its 2022 Annual Meeting of Shareholders on May 12, 2022 in Portland, Oregon. The following is a brief description of the matters voted on at the meeting, which are more fully described in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 14, 2022, and a statement of the number of votes cast for, withheld and against and the number of abstentions and broker non-votes:

The following nominees were elected to serve on the board of directors by the votes indicated below:

Nominee	For	Withheld	Broker non-votes
Todd A. DeBonis	18,517,371	1,113,470	20,519,918
Amy L. Bunszel	18,336,992	1,293,849	20,519,918
Dean W. Butler	18,533,479	1,097,362	20,519,918
C. Scott Gibson	18,566,162	1,064,679	20,519,918
Daniel J. Heneghan	17,538,135	2,092,706	20,519,918
David J. Tupman	16,248,177	3,382,664	20,519,918

The proposal to approve the amended and restated 2006 Stock Incentive Plan was approved and received the following votes:

For	Against	Abstain	Broker non-votes
17,717,703	1,479,591	433,547	20,519,918

The proposal to approve, on an advisory basis, our executive compensation was approved and received the following votes:

For	Against	Abstain	Broker non-votes
18,054,086	1,203,666	373,089	20,519,918

The proposal to ratify the appointment of Armanino LLP as Pixelworks' independent registered public accounting firm for the current fiscal year was approved and received the following votes:

For	Against	Abstain
40,036,053	79,602	35,104

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIXELWORKS, INC.
(Registrant)

Dated:	May 13, 2022	/s/ Haley F. Aman
Haley F. Aman Chief Financial Officer